SUBSIDIARY COMPANIES OF SOS STAFFING SERVICES, INC.

Name of Subsidiary                                     State of Incorporation
------------------                                     ----------------------
Bedford Consultants, Inc                               California
Computer Professional Resources, Inc.                  Kansas
ServCom Staff Management, Inc.                         Utah
SOS Collection Services, Inc.                          Arizona
SOS Information Technology Company                     Utah
Inteliant Corporation                                  New Mexico
Devon & Devon Personnel Services, Inc                  California